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Pricing Supplement No. G42 To the Product Supplement No. G-II dated February 1, 2010, Prospectus Supplement dated March 25, 2009 and Prospectus dated March 25, 2009	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-158199-10 May 25, 2010

$3,284,000 Variable Coupon Principal Protected ProNotes® due May 31, 2016 Linked to the Performance of a Basket of Ten Reference Shares

General

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The securities are principal protected at maturity, subject to the credit of the Issuer, and are designed for investors who seek variable annual coupon payments that are linked to the performance of an equally weighted basket of ten reference shares (including one American Depositary Share, or ADS), with the return of each reference share individually subject to the Component Return Cap of 9.50%. Investors should be willing to forgo dividend payments on the reference shares and any return on their investment beyond the coupon payments on the securities. The coupon payments and payment at maturity of the securities are subject to our ability to pay our obligations as they become due.

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Senior unsecured obligations of Credit Suisse AG, acting through its Nassau Branch, maturing May 31, 2016.†

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Minimum purchase of $1,000. Minimum denominations of $1,000 and integral multiples in excess thereof.

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The securities priced on May 25, 2010 (the "Trade Date") and are expected to settle on May 28, 2010. Delivery of the securities in book-entry form only will be made through The Depository Trust Company.

Key Terms

Issuer:	Credit Suisse AG ("Credit Suisse"), acting through its Nassau Branch
Basket:	The securities are linked to an equally weighted basket consisting of ten reference shares, including one ADS (each a "Basket Component" and, together, the "Basket Components"). The Basket Components and the Bloomberg ticker symbol, the Component Weighting and the Initial Share Price of each Basket Component are set forth in the table below.
	Basket Component	Ticker Symbol	Exchange	Component Weighting	Initial Share Price
	Apple Inc.	AAPL UQ	NYSE	1/10	$245.22
	ConocoPhillips	COP UN	NYSE	1/10	$49.92
	General Electric Company	GE UN	NYSE	1/10	$15.95
	JPMorgan Chase & Co.	JPM UN	NYSE	1/10	$38.94
	Lowe's Companies, Inc.	LOW UN	NYSE	1/10	$24.42
	Nucor Corporation	NUE UN	NYSE	1/10	$42.90
	Pfizer Inc.	PFE UN	NYSE	1/10	$15.06
	The Procter & Gamble Company	PG UN	NYSE	1/10	$61.05
	Sempra Energy	SRE UN	NYSE	1/10	$45.07
	Vodafone Group Plc (ADS)	VOD UQ	NYSE	1/10	$19.16
Redemption Amount:
	At maturity, you will be entitled to receive a Redemption Amount in cash that will equal the principal amount of the securities you hold, subject to our ability to pay our obligations as they become due.
Coupon:	On each annual Payment Date (including the Maturity Date), you will be entitled to receive an amount in cash that will equal the principal amount of the securities you hold multiplied by the greater of (i) the Basket Return on the corresponding Valuation Date and (ii) 1%.
Basket Return:	On any underlying business day, the Basket Return will be calculated as follows using the Initial Basket Level and the Basket Level on such underlying business day:
	Basket Level – Initial Basket Level Initial Basket Level
	If the Basket Level on a Valuation Date is not greater than the Initial Basket Level by more than 1%, you will be entitled to receive only the minimum annual coupon payment of $10 per $1,000 principal amount of securities on the corresponding Payment Date. If, on every Valuation Date, the Basket Level is not greater than the Initial Basket Level by more than 1%, you will be entitled to receive only the minimum annual coupon payments during the term of the securities, totaling $60 per $1,000 principal amount of securities, plus the principal amount of your securities at maturity. The annual coupon payments and payment at maturity of the securities are subject to our ability to pay our obligations as they become due.
Initial Basket Level:	100
Basket Level:	On any underlying business day, the level of the Basket will be calculated as follows:
	100 × [1 + (the sum of the Component Returns of each Basket Component on such underlying business day × 1/10)]
Component Return:	With respect to each Basket Component, the Component Return on any underlying business day will be the lesser of (i) the Component Return Cap and (ii) an amount calculated as follows using the Initial Share Price and Closing Share Price on such underlying business day for such Basket Component:
	Closing Share Price – Initial Share Price Initial Share Price
Component Return Cap:	For each Basket Component, 9.50%.
Closing Share Price:	For each Basket Component, on any underlying business day, the closing price of such Basket Component on such underlying business day, subject to adjustment as described in the accompanying product supplement.
Valuation Dates†:	May 25, 2011, May 25, 2012, May 28, 2013, May 27, 2014, May 26, 2015 and May 25, 2016.
Payment Dates†:	The third business day following each Valuation Date, beginning May 31, 2011 and ending on the Maturity Date.
Maturity Date†:	May 31, 2016
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	22546EVJ0

†    Subject to postponement if the scheduled Maturity Date is not a business day or the last scheduled Valuation Date is not an underlying business day and in the event of a market disruption event as described in the accompanying product supplement under "Description of the Securities—Market disruption events" and "Description of the Securities—Redemption Amount."

Investing in the securities involves a number of risks. See "Selected Risk Considerations" beginning on page 5 of this pricing supplement and "Risk Factors" beginning on page PS-3 of the accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Issuer

Per security	$1,000.00	$35.00	$965.00

Total	$3,284,000.00	$114,940.00	$3,169,060.00

(1)    We or one of our affiliates will pay discounts and commissions of 3.50% or $35.00 per $1,000 principal amount of securities in connection with the distribution of the securities. For more detailed information, please see "Supplemental Plan of Distribution (Conflicts of Interest)" in this pricing supplement.

The agent for this offering, Credit Suisse Securities (USA) LLC ("CSSU"), is our affiliate. For more information, see "Supplemental Plan of Distribution (Conflicts of Interest)" in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee

Notes	$3,284,000.00	$234.15

Credit Suisse

May 25, 2010

Additional Terms Specific to the Securities

You should read this pricing supplement together with the product supplement dated February 1, 2010, the prospectus supplement dated March 25, 2009 and the prospectus dated March 25, 2009, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

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  Product supplement No. G-II dated February 1, 2010:

    http://www.sec.gov/Archives/edgar/data/1053092/000104746910000461/a2196261z424b2.htm

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  Prospectus supplement dated March 25, 2009:

    http://www.sec.gov/Archives/edgar/data/1053092/000104746909003093/a2191799z424b2.htm

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  Prospectus dated March 25, 2009:

    http://www.sec.gov/Archives/edgar/data/1053092/000104746909003289/a2191966z424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contain the terms of the securities and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Selected Risk Considerations" in this pricing supplement and "Risk Factors" in the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

Credit Suisse has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. You should read the prospectus in that registration statement and the other documents relating to this offering that Credit Suisse has filed with the SEC for more complete information about Credit Suisse and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse or any agent or any dealer participating in this offering will arrange to send you this pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling 1-800-221-1037.

Hypothetical Amounts Payable on the Securities for one Annual Payment Date for Each $1,000 Principal Amount

The following tables and scenarios illustrate hypothetical annual coupon payments per $1,000 principal amount of securities for one Payment Date for a range of hypothetical scenarios assuming the Initial Share Prices, Closing Share Prices and the Component Weightings for each Basket Component as set forth in the tables below and reflecting the Component Return Cap of 9.50%. The hypothetical annual coupon payments set forth below are for illustrative purposes only. The actual annual coupon payments applicable to a purchaser of the securities will be based on the Basket Level on each relevant Valuation Date. Any payment at maturity is subject to our ability to pay our obligations as they come due. The numbers appearing in the tables and the scenarios below have been rounded for ease of analysis.

Scenario 1:

Basket Component	Initial Share Price	Closing Share Price	Percentage Change in Level of the Basket Component	Component Return	Component Weighting
Apple	245.00	294.00	20.00%	9.50%	1/10
ConocoPhillips	50.00	60.00	20.00%	9.50%	1/10
General Electric	16.00	19.20	20.00%	9.50%	1/10
JPMorgan Chase	39.00	46.80	20.00%	9.50%	1/10
Lowe's	25.00	30.00	20.00%	9.50%	1/10
Nucor	43.00	51.60	20.00%	9.50%	1/10
Pfizer	15.00	18.00	20.00%	9.50%	1/10
P&G	61.00	73.20	20.00%	9.50%	1/10
Sempra	45.00	54.00	20.00%	9.50%	1/10
Vodafone Group Plc	19.00	22.80	20.00%	9.50%	1/10

The equation below illustrates how the hypothetical Basket Level would be calculated on a Valuation Date.

Basket Level	=	100 × [1 + (the sum of the Component Returns of each Basket Component on the relevant Valuation Date × 1/10)]
	=	100 × [1 + (95% × 1/10)]
	=	100 × 1.095
	=	109.50

The annual coupon on the Payment Date corresponding to such Valuation Date would be calculated as follows:

Basket Return	=	(Basket Level - Initial Basket Level) / Initial Basket Level
	=	(109.50 - 100) / 100
	=	9.50%
Annual Coupon	=	Principal × the greater of (i) the Basket Return and (ii) 1%
	=	$1,000 × the greater of (i) 9.50% and (ii) 1%
	=	$95

As illustrated above, even though each Basket Component has appreciated by 20% from its Initial Share Price to its Closing Share Price on the relevant Valuation Date, the Component Return for each Basket Component is limited by the Component Return Cap of 9.50%. Consequently, the Basket Return is equal to 9.50%. In this scenario, you would be entitled to receive the maximum annual coupon payment on the applicable Payment Date of $95 per $1,000 principal amount of securities.

Scenario 2:

Basket Component	Initial Share Price	Closing Share Price	Percentage Change in Level of the Basket Component	Component Return	Component Weighting
Apple	245.00	294.00	20.00%	9.50%	1/10
ConocoPhillips	50.00	60.00	20.00%	9.50%	1/10
General Electric	16.00	19.20	20.00%	9.50%	1/10
JPMorgan Chase	39.00	46.80	20.00%	9.50%	1/10
Lowe's	25.00	30.00	20.00%	9.50%	1/10
Nucor	43.00	51.60	20.00%	9.50%	1/10
Pfizer	15.00	18.00	20.00%	9.50%	1/10
P&G	61.00	73.20	20.00%	9.50%	1/10
Sempra	45.00	36.00	-20.00%	-20.00%	1/10
Vodafone Group Plc	19.00	15.20	-20.00%	-20.00%	1/10

The equation below illustrates how the hypothetical Basket Level would be calculated on a Valuation Date.

Basket Level	=	100 × [1 + (the sum of the Component Returns of each Basket Component on the relevant Valuation Date × 1/10)]
	=	100 × [1 + (36% × 1/10)]
	=	100 × 1.036
	=	103.60

The annual coupon on the Payment Date corresponding to such Valuation Date would be calculated as follows:

Basket Return	=	(Basket Level - Initial Basket Level) / Initial Basket Level
	=	(103.60 - 100) / 100
	=	3.60%
Annual Coupon	=	Principal × the greater of (i) the Basket Return and (ii) 1%
	=	$1,000 × the greater of (i) 3.60% and (ii) 1%
	=	$36

As illustrated above, even though eight of the ten Basket Components have appreciated by 20% from their Initial Share Price to their Closing Share Price on the relevant Valuation Date, the Component Return for each such Basket Component is limited by the Component Return Cap of 9.50%. On the other hand, there is no floor with respect to any depreciation of a Basket Component as illustrated by the Component Returns of -20% for the two Basket Components that have depreciated by 20% from their Initial Share Price to their Closing Share Price on the relevant Valuation Date. Consequently, the Basket Return is equal to 3.60%. In this scenario, you would be entitled to receive an annual coupon payment on the applicable Payment Date of $36 per $1,000 principal amount of securities.

Scenario 3:

Basket Component	Initial Share Price	Closing Share Price	Percentage Change in Level of the Basket Component	Component Return	Component Weighting
Apple	245.00	294.00	20.00%	9.50%	1/10
ConocoPhillips	50.00	60.00	20.00%	9.50%	1/10
General Electric	16.00	19.20	20.00%	9.50%	1/10
JPMorgan Chase	39.00	46.80	20.00%	9.50%	1/10
Lowe's	25.00	30.00	20.00%	9.50%	1/10
Nucor	43.00	36.55	-15.00%	-15.00%	1/10
Pfizer	15.00	12.75	-15.00%	-15.00%	1/10
P&G	61.00	51.85	-15.00%	-15.00%	1/10
Sempra	45.00	38.25	-15.00%	-15.00%	1/10
Vodafone Group Plc	19.00	16.15	-15.00%	-15.00%	1/10

The equation below illustrates how the hypothetical Basket Level would be calculated on a Valuation Date.

Basket Level	=	100 × [1 + (the sum of the Component Returns of each Basket Component on the relevant Valuation Date × 1/10)]
	=	100 × [1 + (-27.50% × 1/10)]
	=	100 × 0.9725
	=	97.25

The annual coupon on the Payment Date corresponding to such Valuation Date would be calculated as follows:

Basket Return	=	(Basket Level - Initial Basket Level) / Initial Basket Level
	=	(97.25 - 100) / 100
	=	-2.75%
Annual Coupon	=	Principal × the greater of (i) the Basket Return and (ii) 1%
	=	$1,000 × the greater of (i) -2.75% and (ii) 1%
	=	$10

As illustrated above, half the Basket Components have appreciated by 20% and half have depreciated by 15% from their Initial Share Price to their Closing Share Price on the relevant Valuation Date. The Component Return for each Basket Component that has appreciated is limited by the Component Return Cap of 9.50%. On the other hand, there is no floor with respect to any depreciation of a Basket Component as illustrated by the Component Returns of -15% for the Basket Components that have depreciated by 15%. Consequently, the Basket Return is equal to -2.75%. In this scenario, because the Basket Return is negative, you would be entitled to receive only the minimum annual coupon payment of $10 per $1,000 principal amount of securities on the applicable Payment Date.

Scenario 4:

Basket Component	Initial Share Price	Closing Share Price	Percentage Change in Level of the Basket Component	Component Return	Component Weighting
Apple	245.00	196.00	-20.00%	-20.00%	1/10
ConocoPhillips	50.00	40.00	-20.00%	-20.00%	1/10
General Electric	16.00	12.80	-20.00%	-20.00%	1/10
JPMorgan Chase	39.00	31.20	-20.00%	-20.00%	1/10
Lowe's	25.00	20.00	-20.00%	-20.00%	1/10
Nucor	43.00	34.40	-20.00%	-20.00%	1/10
Pfizer	15.00	12.00	-20.00%	-20.00%	1/10
P&G	61.00	48.80	-20.00%	-20.00%	1/10
Sempra	45.00	36.00	-20.00%	-20.00%	1/10
Vodafone Group Plc	19.00	15.20	-20.00%	-20.00%	1/10

The equation below illustrates how the hypothetical Basket Level would be calculated on a Valuation Date.

Basket Level	=	100 × [1 + (the sum of the Component Returns of each Basket Component on the relevant Valuation Date × 1/10)]
	=	100 × [1 + (-200% × 1/10)]
	=	100 × 0.80
	=	80

The annual coupon on the Payment Date corresponding to such Valuation Date would be calculated as follows:

Basket Return	=	(Basket Level - Initial Basket Level) / Initial Basket Level
	=	(80 - 100) / 100
	=	-20%
Annual Coupon	=	Principal × the greater of (i) the Basket Return and (ii) 1%
	=	$1,000 × the greater of (i) -20% and (ii) 1%
	=	$10

As illustrated above, each of the Basket Components has depreciated by 20% from its Initial Share Price to its Closing Share Price on the relevant Valuation Date. Consequently, the Basket Return is equal to -20%. In this scenario, because the Basket Return is negative, you would be entitled to receive only the minimum annual coupon payment of $10 per $1,000 principal amount of securities on the applicable Payment Date.

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Basket Components. In addition to the risk considerations set forth below, you should also carefully consider the matters set forth in the "Risk Factors" section of the accompanying product supplement.

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  THE SECURITIES MAY PAY AN ANNUAL COUPON OF AS LITTLE AS 1% – We will not pay regular interest on the securities. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities. Each coupon payment is based on the combined performance of the Basket Components from the Trade Date to the relevant Valuation Date. On any Valuation Date, each Basket Component is individually subject to the Component Return Cap with respect to any positive returns. Negative Component Returns for the Basket Components, however, are not subject to a floor. If the Basket Level on a Valuation Date is not greater than the Initial Basket Level by more than 1%, you will be entitled to receive only the minimum annual coupon payment of $10 per $1,000 principal amount of securities on the corresponding Payment Date. If, on every Valuation Date, the Basket Level is not greater than the Initial Basket Level by more than 1%, you will be entitled to receive only the minimum annual coupon payments during the term of the securities, totaling $60 per $1,000 principal amount of securities, plus the principal amount of your securities at maturity. The annual coupon payments and payment at maturity of the securities are subject to our ability to pay our obligations as they become due. The return on the securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

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  THE SECURITIES ARE SUBJECT TO THE CREDIT RISK OF CREDIT SUISSE – Although the return on the securities will be based on the performance of the Basket, the payment of any amount due on the securities is subject to the credit risk of Credit Suisse. Investors are dependant on our ability to pay all amounts due on the securities and, therefore, investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market's view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

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  CAPPED APPRECIATION POTENTIAL – On any Valuation Date, each Basket Component is individually subject to the Component Return Cap with respect to any positive returns. Negative Component Returns, however, are not subject to a floor. On any Valuation Date, the Basket Level will equal the average of the combined performances of the Basket Components, each subject to the Component Return Cap, from the Trade Date to the relevant Valuation Date. Consequently, the Basket Return cannot exceed the Component Return Cap of 9.50% regardless of the appreciation in the Basket, which may be significant. Accordingly, the maximum payment on each annual Payment Date is $95 per $1,000 principal amount of securities. The maximum amount payable over the term of the securities including the Redemption Amount, if the maximum annual coupon amount is paid on each annual Payment Date, is $1,570 per $1,000 principal amount of securities.

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  CHANGES IN THE VALUES OF THE BASKET COMPONENTS MAY OFFSET EACH OTHER – Movements in the prices of the Basket Components may not correlate with each other. At a time when the price of one or more of the Basket Components increases, the price of one or more of the other Basket Components may not increase as much or may even decline. Therefore, in calculating the Basket Return for any Valuation Date, an increase in the price of one or more of the Basket Components may be moderated, or more than offset, by a lesser increase or decline in the price of one or more of the other Basket Components. In addition, an increase in the price of a Basket Component is limited by the Component Return Cap while any decline in the price of a Basket Component is not limited. There can be no assurance that you will receive an annual coupon in excess of 1% on any Payment Date.

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  NO OWNERSHIP RIGHTS IN THE BASKET COMPONENTS – As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the Basket Components. In addition, the issuers of the Basket Components will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the relevant Basket Components and the securities.

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  NO AFFILIATION WITH THE BASKET COMPONENT ISSUERS – We are not affiliated with the issuers of the Basket Components. We assume no responsibility for the adequacy of the information about the Basket Component issuers contained in this pricing supplement. You should make your own investigation into the Basket Components and their issuers. We are not responsible for the Basket Component issuers' public disclosure of information, whether contained in SEC filings or otherwise.

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  THERE ARE IMPORTANT DIFFERENCES BETWEEN THE RIGHTS OF HOLDERS OF ADSs OF VODAFONE GROUP PLC, AND THE RIGHTS OF HOLDERS OF THE SHARES OF VODAFONE GROUP PLC – Because the securities are linked in part to the performance of ADSs of Vodafone Group Plc, each representing ten ordinary shares of Vodafone Group Plc (which we refer to as "Vodafone Group Plc Ordinary Shares"), you should be aware that your securities are linked to the price of the ADSs and not Vodafone Group Plc Ordinary Shares. There are important differences between the rights of holders of ADSs and holders of shares. An ADS is a security evidenced by an American Depositary Receipt which represents a certain number of shares of an issuer. ADSs are issued pursuant to a deposit agreement that sets forth the rights and responsibilities of the issuer of the underlying shares and the rights and responsibilities of holders of the ADSs. The rights of holders of the ADSs may be different from the rights of holders of the underlying shares. For example, an issuer may make distributions in respect of its shares that are not passed on to the holders of its ADSs. In the case of Vodafone Group Plc, any differences between the rights of holders of the ADSs of Vodafone Group Plc and holders of Vodafone Group Plc Ordinary Shares may be significant and may materially and adversely affect the value of the securities.

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  RISKS ASSOCIATED WITH NON-U.S. SECURITIES – An investment in the securities is linked in part to the value of ADSs representing interests in Vodafone Group Plc Ordinary Shares, a British company. The ADSs of Vodafone Group Plc are quoted and traded in U.S. dollars on the New York Stock Exchange and may trade differently from Vodafone Group Plc Ordinary Shares quoted in pounds sterling and trading on the London Stock Exchange. British companies are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies. The prices of British equity securities may be affected by political, economic, financial and social factors in Great Britain, including changes in Great Britain's government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economy of Great Britain may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Great Britain may be subjected to different and, in some cases, more adverse economic environment.

  •
  THE SECURITIES ARE SUBJECT TO CURRENCY EXCHANGE RATE RISK – Because the ADSs of Vodafone Group Plc are quoted and traded in U.S. dollars on the New York Stock Exchange and Vodafone Group Plc Ordinary Shares are quoted in pounds sterling and traded on the London Stock Exchange, fluctuations in the exchange rates between the pound sterling and the U.S. dollar will likely affect the relative value of the ADSs of Vodafone Group Plc and the Vodafone Group Plc Ordinary Shares and, as a result, will likely affect the market price of the ADSs trading on the New York Stock Exchange. These trading differences and currency exchange rates may affect the Closing Share Price of Vodafone Group Plc ADSs and the value of the securities. The pound sterling has been subject to fluctuations against the U.S. dollar in the past, and may be subject to significant fluctuations in the future. Previous fluctuations or periods of relative stability in the exchange rate of the pound sterling and the U.S. dollar are not necessarily indicative of fluctuations or periods of relative stability in those rates that may occur over the term of the securities. The exchange rates between the pound sterling and the U.S. dollar are the result of the supply of, and the demand for, those currencies. Changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in Great Britain and the United States, including economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in Great Britain and the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by Great Britain and the United States and other jurisdictions important to international trade and finance.

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  ANTI-DILUTION PROTECTION IS LIMITED – The calculation agent will make anti-dilution adjustments for a Basket Component for certain events affecting such Basket Component. However, an adjustment will not be required in response to all events that could affect a Basket Component. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. See "Description of the Securities—Anti-dilution adjustments—For Reference Shares" in the accompanying product supplement.

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  CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY – While the payment at maturity described in this pricing supplement is based on the full principal amount of your securities, the original issue price of the securities includes the agent's commission and the cost of hedging our obligations under the securities through one or more of our affiliates. As a result, the price, if any, at which Credit Suisse (or its affiliates), will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

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  LACK OF LIQUIDITY – The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

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  POTENTIAL CONFLICTS – We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. In addition, we and/or our affiliates may also currently or from time to time engage in business with any of the Basket Component issuers, including extending loans to, or making equity investments in, such Basket Component issuer(s) or providing advisory services to such Basket Component issuer(s). In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Basket Component issuers and these reports may or may not recommend that investors buy or hold the Basket Component(s). As a prospective purchaser of the securities, you should undertake an independent investigation of the Basket Component issuers that in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

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  MANY ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE SECURITIES – In addition to the Basket Level on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

    o
    the time to maturity of the securities;

    o
    the expected volatility of the Basket Components;

    o
    the dividend rates paid on the Basket Components;

    o
    interest and yield rates in the market generally as well as in the United States and in each of the countries where the Basket Components are traded;

    o
    the occurrence of certain events to any Basket Component that may or may not require an anti-dilution adjustment for such Basket Component;

    o
    geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events that affect the Basket Components or markets generally and which may affect the prices of the Basket Components;

    o
    the exchange rate and volatility of the exchange rates between the U.S. dollar and the pound sterling; and

    o
    our creditworthiness, including actual or anticipated downgrades in our credit ratings.

    Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on the Valuation Dates) could adversely affect the value of the Basket and, as a result, could decrease the amount you may receive on the securities at maturity. For further information, please refer to "Use of Proceeds and Hedging" in the accompanying product supplement.

The Basket Components

All information contained herein with respect to the Basket Components and the Basket Component issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Basket Component issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov. We have not participated in the preparation of, or verified, such publically available information. For further information, see "The Underlyings" in the accompanying product supplement.

Historical Information of the Basket Components

The following graphs set forth the historical performance of the Basket Components based on the closing prices (in U.S. dollars) of the Basket Components from January 1, 2005 through May 25, 2010. We obtained the closing prices of the Basket Components below from Bloomberg, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. The closing prices may be adjusted by Bloomberg for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since the commencement of trading of each Basket Component, the price of such Basket Component has experienced significant fluctuations. The historical performance of each Basket Component and the historical performance of the Basket should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of any Basket Component or the levels of the Basket during the term of the securities. We cannot give you assurance that the performance of the Basket Components will result in any annual coupon payments greater than 1% of the principal amount of the securities. We make no representation as to the amount of dividends, if any, that each Basket Component issuer will pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on each Basket Component.

Apple Inc. ("Apple")

According to its publicly available filings with the SEC, Apple designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The common stock of Apple, no par value, is listed on the NASDAQ Global Select Market, which we refer to as the Relevant Exchange for purposes of Apple in the accompanying product supplement. Apple's SEC file number is 000-10030.

Historical Information of the Common Stock of Apple

The following graph sets forth the historical performance of the common stock of Apple based on its daily closing prices (in U.S. dollars) from January 1, 2005 through May 25, 2010. The closing price of the common stock of Apple on May 25, 2010 was $245.22.

Historical Performance of Apple Inc.

ConocoPhillips ("ConocoPhillips")

According to its publicly available filings with the SEC, ConocoPhillips is an international, integrated energy company. The common stock of ConocoPhillips, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of ConocoPhillips in the accompanying product supplement. ConocoPhillips's SEC file number is 1-32395.

Historical Information of the Common Stock of ConocoPhillips

The following graph sets forth the historical performance of the common stock of ConocoPhillips based on its daily closing prices (in U.S. dollars) from January 1, 2005 through May 25, 2010. The closing price of the common stock of ConocoPhillips on May 25, 2010 was $49.92.

Historical Performance of ConocoPhillips

General Electric Company ("GE")

According to its publicly available filings with the SEC, GE is a diversified technology, media and financial services company, with products and services ranging from aircraft engines, power generation, water processing, and security technology to medical imaging, business and consumer financing, media content and industrial products. The common stock of GE, par value $0.06 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of GE in the accompanying product supplement. GE's SEC file number is 1-35.

Historical Information of the Common Stock of GE

The following graph sets forth the historical performance of the common stock of GE based on its daily closing prices (in U.S. dollars) from January 1, 2005 through May 25, 2010. The closing price of the common stock of GE on May 25, 2010 was $15.95.

Historical Performance of General Electric Company

JPMorgan Chase & Co. ("JPMorgan Chase")

According to its publicly available filings with the SEC, JPMorgan Chase is a financial holding company whose subsidiaries provide financial services such as investment banking, treasury and securities services, asset management, private banking, card member services, commercial banking, and home finance. The common stock of JPMorgan Chase, no par value, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of JPMorgan Chase in the accompanying product supplement. JPMorgan Chase's SEC file number is 1-5805.

Historical Information of the Common Stock of JPMorgan Chase

The following graph sets forth the historical performance of the common stock of JPMorgan Chase based on its daily closing prices (in U.S. dollars) from January 1, 2005 through May 25, 2010. The closing price of the common stock of JPMorgan Chase on May 25, 2010 was $38.94.

Historical Performance of JPMorgan Chase & Co.

Lowe's Companies, Inc. ("Lowe's")

According to its publicly available filings with the SEC, Lowe's retail distributes building materials and supplies through stores in the United States. Lowe's products include lumber, home decoration and lights, kitchen, bath and laundry items, yard tools, patio accessories and garden tools, and heating, cooling and water systems The common stock of Lowe's, par value $0.50 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Lowe's in the accompanying product supplement. Lowe's' SEC file number is 1-7898.

Historical Information of the Common Stock of Lowe's

The following graph sets forth the historical performance of the common stock of Lowe's based on its daily closing prices (in U.S. dollars) from January 1, 2005 through May 25, 2010. The closing price of the common stock of Lowe's on May 25, 2010 was $24.42.

Historical Performance of Lowe's Companies, Inc.

Nucor Corporation ("Nucor")

According to its publicly available filings with the SEC, Nucor and its subsidiaries manufacture and sell steel and steel products. Nucor is also one of North America's largest recyclers, using scrap steel as the primary material in producing its products. The common stock of Nucor, par value $0.40 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Nucor in the accompanying product supplement. Nucor's SEC file number is 1-4119.

Historical Information of the Common Stock of Nucor

The following graph sets forth the historical performance of the common stock of Nucor based on its daily closing prices (in U.S. dollars) from January 1, 2005 through May 25, 2010. The closing price of the common stock of Nucor on May 25, 2010 was $42.90.

Historical Performance of Nucor Corporation

Pfizer Inc. ("Pfizer")

According to its publicly available filings with the SEC, Pfizer is a research-based, global pharmaceutical company. Pfizer discovers, develops, manufactures and markets leading prescription medicines for humans and animals. The common stock of Pfizer, par value $0.05 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Pfizer in the accompanying product supplement. Pfizer's SEC file number is 1-3619.

Historical Information of the Common Stock of Pfizer

The following graph sets forth the historical performance of the common stock of Pfizer based on its daily closing prices (in U.S. dollars) from January 1, 2005 through May 25, 2010. The closing price of the common stock of Pfizer on May 25, 2010 was $15.06.

Historical Performance of Pfizer Inc.

The Procter & Gamble Company ("Procter & Gamble")

According to its publicly available filings with the SEC, Procter & Gamble is focused on providing branded products of superior quality and value to improve the lives of the world's consumers. The common stock of Procter & Gamble, without par value, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Procter & Gamble in the accompanying product supplement. Procter & Gamble's SEC file number is 1-434.

Historical Information of the Common Stock of Procter & Gamble

The following graph sets forth the historical performance of the common stock of Procter & Gamble based on its daily closing prices (in U.S. dollars) from January 1, 2005 through May 25, 2010. The closing price of the common stock of Procter & Gamble on May 25, 2010 was $61.05.

Historical Performance of The Procter & Gamble Company

Sempra Energy ("Sempra")

According to its publicly available filings with the SEC, Sempra's principal business is energy, concentrating in the gas and electric divisions. The common stock of Sempra, without par value, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Sempra in the accompanying product supplement. Sempra's SEC file number is 1-14201.

Historical Information of the Common Stock of Sempra

The following graph sets forth the historical performance of the common stock of Sempra based on its daily closing prices (in U.S. dollars) from January 1, 2005 through May 25, 2010. The closing price of the common stock of Sempra on May 25, 2010 was $45.07.

Historical Performance of Sempra Energy

Vodafone Group Plc (Vodafone)

According to its publicly available filings with the SEC, Vodafone, a British company, is an international provider of wireless communications, including voice, messaging and data services. The ADSs, each representing 10 common shares of Vodafone Group Plc (which we refer to as the "Vodafone ADS"), are listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Vodafone Group Plc in the accompanying product supplement. Vodafone Group Plc's SEC file number is 1-10086.

Historical Information of the Common Stock of Vodafone Group Plc

The following graph sets forth the historical performance of the common stock of Vodafone Group Plc based on its daily closing prices (in U.S. dollars) from January 1, 2005 through May 25, 2010. The closing price of the common stock of Vodafone Group Plc on May 25, 2010 was $19.16.

Historical Performance of Vodafone Group Plc

Certain United States Federal Income Tax Considerations

The following discussion summarizes certain U.S. federal income tax consequences of owning and disposing of securities that may be relevant to holders of securities that acquire their securities from us as part of the original issuance of the securities. This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and who purchase the securities at the "issue price" of the securities (as described below). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

  •
  a financial institution,

  •
  a mutual fund,

  •
  a tax-exempt organization,

  •
  a grantor trust,

  •
  certain U.S. expatriates,

  •
  an insurance company,

  •
  a dealer or trader in securities or foreign currencies,

  •
  a person (including traders in securities) using a mark-to-market method of accounting,

  •
  a person who holds securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

  •
  an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the "IRS") has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of securities, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES. A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Characterization of the Securities

We will treat the securities as indebtedness that is subject to the regulations governing contingent payment debt instruments (the "Contingent Debt Obligations") in the manner described below. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the securities, you, agree to treat your securities for all tax purposes in accordance with such characterization, and the balance of this discussion assumes that the securities will be so treated and does not address any possible differing treatments of the securities. However, no rulings have been sought from the IRS or a court with respect to any of the tax consequences discussed below. Accordingly, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the securities. Holders should consult their tax advisors concerning the tax treatment of holding the securities.

U.S. Holders

For purposes of this discussion, the term "U.S. Holder," for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership's purchase, ownership and disposition of the securities.

Under the Contingent Debt Regulations, actual cash payments on the securities, if any, will not be reported separately as taxable income, but will be taken into account under such regulations. As discussed more fully below, the effect of these Contingent Debt Regulations will be to:

  •
  require you, regardless of your usual method of tax accounting, to use the accrual method with respect to the securities;

  •
  require you to accrue original issue discount at the comparable yield (as described below); and

  •
  generally result in ordinary rather than capital treatment of any gain and to some extent loss, on the sale, exchange, repurchase, or redemption of the securities.

You will be required to accrue an amount of original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the Maturity Date of the securities, that equals:

  •
  the product of (i) the adjusted issue price (as defined below) of the securities as of the beginning of the accrual period and (ii) the comparable yield to maturity (as defined below) of the securities, adjusted for the length of the accrual period;

  •
  divided by the number of days in the accrual period; and

  •
  multiplied by the number of days during the accrual period that you held the securities.

The "issue price" of a security will be the first price at which a substantial amount of the securities is sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a security will be its issue price increased by any original issue discount previously accrued, determined without regard to any adjustments to original issue discount accruals described below and decreased by the projected amounts of any payments previously made with respect to the securities (although, as indicated below, no amount is (for federal income tax purposes) projected to be paid prior to the Maturity Date).

Under the Contingent Debt Regulations, you will be required to include original issue discount in income each year, regardless of your usual method of tax accounting, based on the comparable yield of the securities. We have determined the comparable yield of the securities based on the rate, as of the initial issue date, at which we would issue a fixed rate debt instrument with no contingent payments but with terms and conditions similar to the securities. Accordingly, we have determined that the comparable yield is an annual rate of 3.451%, compounded semi-annually.

We are required to furnish to you the comparable yield and solely for tax purposes, a projected payment schedule that estimates the amount and timing of contingent interest payments. For purposes of this determination—and only for purposes of this determination, which is required for federal income tax purposes—we have assumed that the securities will not be called and will be held until the Maturity Date. Accordingly, the projected payment schedule attached as Exhibit A indicates that you will receive no interest until the Maturity Date, at which time the projected payment amount includes $749,312 of interest on the aggregate principal amount. For U.S. federal income tax purposes, you must use the comparable yield and the schedule of projected payments in determining your original issue discount accruals (and the adjustments thereto described below) in respect of the securities, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the IRS.

The comparable yield and the projected payment schedule are provided solely for the U.S. federal income tax treatment of the securities and do not constitute a projection or representation regarding the actual amount of the payments on a security.

If the actual contingent payment received differs from the projected payment, adjustments will be made for the difference. If such payment exceeds the projected payment, you will incur a positive adjustment equal to the amount of such excess. Such positive adjustment will be treated as additional original issue discount in such taxable year. If, however, such payment is less than the amount of the projected payment, you will incur a negative adjustment equal to the amount of such deficit. A negative adjustment will:

  •
  first, reduce the amount of original issue discount required to be accrued in the current year;

  •
  second, any negative adjustment that exceeds the amount of original issue discount accrued in the current year will be treated as ordinary loss to the extent of your total prior original issue discount inclusions with respect to the securities; and

  •
  third, any excess negative adjustment will reduce the amount realized on a sale, exchange, or redemption of the securities.

A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous itemized deductions under Section 67 of the Code.

Upon the sale, exchange, or redemption of a security, you will recognize gain or loss equal to the difference between your amount realized and your adjusted tax basis in the security. Any gain on a security generally will be treated as ordinary income. Loss from the disposition of a security will be treated as ordinary loss to the extent of your prior net original issue discount inclusions with respect to the securities. Any loss in excess of that amount will be treated as capital loss, which generally will be long-term if the securities were held for more than one year. The deductibility of net capital losses by individuals and corporations are subject to limitations.

Special rules apply in determining the tax basis of a security. Your basis in a security is generally your original purchase price for the security increased by original issue discount (before taking into account any adjustments) you previously accrued on the securities and reduced by the projected amount of any payments previously scheduled to be made (without regard to the actual amount paid).

Legislation Affecting Securities Held Through Foreign Accounts

Congress recently enacted the "Hiring Incentives to Restore Employment Act" (the "Act"). Under the Act, a 30% withholding tax is imposed on "withholdable payments" made to foreign financial institutions (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution's affiliates) and to annually report certain information about such account. "Withholdable payments" include payments of interest (including original issue discount), dividends, and other items of fixed or determinable annual or periodical gains, profits, and income ("FDAP"), in each case, from sources within the United States, as well as gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States. The Act also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or to certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%. We will treat payments on the securities as withholdable payments for these purposes.

Withholding under the Act would apply to all withholdable payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law. Unless a foreign financial institution is the beneficial owner of a payment, it would be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity. Generally, the Act's withholding and reporting regime is proposed to apply to payments made after December 31, 2012. Thus, if you hold your securities through a foreign financial institution or foreign corporation or trust, a portion of any of your payments made after December 31, 2012 may be subject to 30% withholding.

Non-U.S. Holders Generally

In the case of a holder of the securities that is not a U.S. Holder and has no connection with the United States other than holding its securities (a "Non-U.S. Holder"), payments made with respect to the securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements. Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder will generally not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (ii) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

Information Reporting Regarding Foreign Accounts

The Act also requires individual taxpayers with an interest in any "specified foreign financial asset" to file a report to the IRS with information relating to the asset and the maximum value thereof during the taxable for any year in which the aggregate value of all such assets is greater than $50,000 (or such higher dollar amount as prescribed by Treasury regulations). Specified foreign financial assets include any depository or custodial account held at a foreign financial institution; any debt or equity interest in a foreign financial institution if such interest is not regularly traded on an established securities market; and, if not held at a financial institution, (i) any stock or security issued by a non-United States person, (ii) any financial instrument or contract held for investment where the issuer or counterparty is a non-United States person, and (iii) any interest in an entity which is a non-United States person. Depending on the aggregate value of your investment in specified foreign assets, you may be obligated to file an annual report under this provision. The requirement to file a report is effective for taxable years beginning after March 18, 2010. Penalties apply to any failure to file a required report.

Backup Withholding and Information Reporting

A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to information reporting requirements and to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.

Supplemental Plan of Distribution (Conflicts of Interest)

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU.

The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU proposes to offer the securities at the offering price set forth on the cover page of this pricing supplement and will receive the underwriting discounts and commissions set forth on the cover page of this pricing supplement. CSSU may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

CSSU is our affiliate. In accordance with NASD Rule 2720, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

For further information, please refer to "Underwriting (Conflicts of Interest)" in the accompanying product supplement.

EXHIBIT A

Credit Suisse, New York Branch
U.S. $3,284,000 Variable Coupon Principal Protected ProNotes due May 31, 2016
Linked to the Performance of a Basket of Ten Reference Shares ("Tax Schedule")*

The Comparable Yield and Tax Schedule are provided solely for the purpose of determining a U.S. holder's income from the Securities for U.S. tax purposes and are not a representation of any kind regarding the actual yield of the Securities or actual amounts that will be paid thereon. See the Pricing Supplement dated May 25, 2010 for additional information. Holders of the Securities are urged to consult their tax advisors regarding the tax treatment of the Securities. The two schedules below show the Projected Payments, Yearly Interest Accruals, Daily Interest Accruals and Projected Amount Payable at Retirement for the entire $3,284,000 Principal Amount and for a $1,000 Principal Amount respectively.

Principal Amount: $3,284,000

Date	Payments	Interest Accrual	Adjusted Issue Price	Daily Accrual
30-Jun-10	0.00	10,073.85	3,294,073.85	314.81
31-Dec-10	0.00	56,839.24	3,350,913.10	315.77
30-Jun-11	0.00	57,820.01	3,408,733.10	321.22
31-Dec-11	0.00	58,817.69	3,467,550.79	326.76
30-Jun-12	0.00	59,832.59	3,527,383.38	332.40
31-Dec-12	0.00	60,865.00	3,588,248.38	338.14
30-Jun-13	0.00	61,915.23	3,650,163.61	343.97
31-Dec-13	0.00	62,983.57	3,713,147.18	349.91
30-Jun-14	0.00	64,070.35	3,777,217.53	355.95
31-Dec-14	0.00	65,175.89	3,842,393.42	362.09
30-Jun-15	0.00	66,300.50	3,908,693.92	368.34
31-Dec-15	0.00	67,444.51	3,976,138.44	374.69
31-May-16	0.00	57,173.56	4,033,311.99	381.16
Projected Amount Payable at Retirement			4,033,311.99

Principal Amount: $1,000

Date	Payments	Interest Accrual	Adjusted Issue Price	Daily Accrual
30-Jun-10	0.00	3.0676	1,003.07	0.0959
31-Dec-10	0.00	17.3079	1,020.38	0.0962
30-Jun-11	0.00	17.6066	1,037.98	0.0978
31-Dec-11	0.00	17.9104	1,055.89	0.0995
30-Jun-12	0.00	18.2194	1,074.11	0.1012
31-Dec-12	0.00	18.5338	1,092.65	0.1030
30-Jun-13	0.00	18.8536	1,111.50	0.1047
31-Dec-13	0.00	19.1789	1,130.68	0.1065
30-Jun-14	0.00	19.5099	1,150.19	0.1084
31-Dec-14	0.00	19.8465	1,170.03	0.1103
30-Jun-15	0.00	20.1889	1,190.22	0.1122
31-Dec-15	0.00	20.5373	1,210.76	0.1141
31-May-16	0.00	17.4097	1,228.17	0.1161
Projected Amount Payable at Retirement			1,228.17

*
The Tax Schedule is a hypothetical schedule derived using certain baseline assumptions and applying a Comparable Yield of 3.451% per annum. Assumptions regarding future events are inherently uncertain. Actual payments may vary materially from the hypothetical payment schedule due to a number of factors. Additional information regarding assumptions is available upon request. See the Pricing Supplement for additional information.

Credit Suisse

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Historical Performance of Apple Inc.
Historical Performance of ConocoPhillips
Historical Performance of General Electric Company
Historical Performance of JPMorgan Chase & Co.
Historical Performance of Lowe's Companies, Inc.
Historical Performance of Nucor Corporation
Historical Performance of Pfizer Inc.
Historical Performance of The Procter & Gamble Company
Historical Performance of Sempra Energy
Historical Performance of Vodafone Group Plc
Credit Suisse